Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TiVo Inc.:

We consent to the incorporation by reference in the registration statements (File Nos. 333-113719, 333-112836, 333-106731, 333-106507, 333-103002, 333-100894, and 333-69530) on Form S-3 and (File Nos. 333-112838, 333-106251, 333-101045, 333-94629, 333-69512, and 333-135754) on Form S-8 of TiVo Inc. of our report dated April 13, 2006, except as to Note 2A, which is as of July 20, 2006, with respect to the consolidated balance sheets of TiVo Inc. and subsidiaries (the Company) as of January 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended January 31, 2006, which report appears in the July 20, 2006 current report on Form 8-K of TiVo Inc.

Our report refers to the Company’s change in accounting policy related to the recognition of hardware costs in the bundled revenue transactions where the customer prepays the arrangement fee.

/s/ KPMG LLP

Mountain View, California

July 20, 2006

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